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                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference of our report, dated June 17, 1997, except for Note 6, for which the date is June 9, 1999, relating to the financial statements of Shopping.com included in this Form 8-K dated August 12, 1999 in the previously filed Registration Statements of CMGI, Inc. on Form S-3 (No. 333-71863) and Forms S-8 (Nos. 333-06745 and 033-86742).


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
August 11, 1999